As filed with the Securities and Exchange Commission on June 12, 2012

     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Star Scientific, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4470 Cox Road, Suite 110, Glen Allen, VA 23060	52-1402131
(State or Other Jurisdiction of	(804) 527-1970	(I.R.S. Employer
Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including	Identification Number)
Area Code, of Registrant’s Principal Executive Offices)

Copy To:

Robert E. Pokusa General Counsel and Corporate Secretary Star Scientific, Inc. 7475 Wisconsin Avenue Bethesda, MD 20814 (301) 654-8300	William P. O'Neill Esq. Brandon J. Bortner Esq. Latham & Watkins LLP 555 Eleventh St. N.W., Suite 1000 Washington, D.C. 20004 (202) 637-2200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered (1)	Per Share	Offering Price	Fee
Common Stock, par value $0.0001 per share	410,000	$3.84 (2)	$1,574,400.00	$180.43
Common Stock, par value $0.0001 per share, upon exercise of warrants	4,200,000 (3)	$2.32 (4)	$9,744,000.00	$1,116.66
Common Stock, par value $0.0001 per share, upon exercise of warrants	6,225,254 (3)	$4.05 (5)	$25,212,287.70	$2,889.33
	10,835,254		$36,530,687.70	$4,186.36

(1)	This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated based upon the average of the high and low reported sales prices of Star Scientific, Inc.’s common stock as reported on the Nasdaq Global Market on June 7, 2012, solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3)	Represents the maximum number of shares of common stock that the registrant expects could be issuable upon exercise of warrants.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the $2.32 per share exercise price of warrants.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the $4.05 per share exercise price of warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2012

PROSPECTUS

Star Scientific, Inc.

10,835,254 Shares of Common Stock

     This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 10,835,254 shares of common stock, $0.0001 par value per share, of Star Scientific, Inc., a Delaware corporation. Of this amount, 4,200,000 are issuable upon the exercise of warrants to purchase shares of our common stock that were sold by us in a private placement on December 22, 2011, and 6,225,254 are issuable upon the exercise of warrants to purchase shares of our common stock that were sold by us in private placements on February 28, 2012 in which we sold 410,000 shares of common stock and 410,000 warrants to purchase common stock, and 5,815,254 warrants to purchase common stock upon the exercise for cash of previously issued warrants. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders. We will, however, receive proceeds from any warrants exercised, which are exercisable for cash.

     The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 5 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

     Our common stock is traded on the Nasdaq Global Market under the symbol “CIGX.” On June 7, 2012, the closing price of one share of our common stock on the Nasdaq Global Market was $3.84 per share.

Investing in our securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2012

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplements do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplements constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

References to “Star,” “we,” “our,” “our company” or “us” in this prospectus mean Star Scientific, Inc. and its consolidated subsidiaries, Star Tobacco, Inc. and Rock Creek Pharmaceuticals, Inc., unless the context suggests otherwise.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, without limitation, the challenges inherent in new product development initiatives through Rock Creek and Star Tobacco, the uncertainties inherent in the progress of scientific research, our ability to raise additional capital in the future that is necessary to maintain our business, potential disputes concerning our intellectual property, risks associated with litigation regarding such intellectual property, uncertainties associated with the development, testing and regulatory approvals of our dietary supplement products, pharmaceutical products and low-TSNA tobacco products, market acceptance of our dietary supplements, pharmaceutical products, smokeless tobacco products, competition from companies with greater resources than us and our dependence on key employees.

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference.

See an additional discussion under “Risk Factors” beginning on page 3 of this prospectus, and other factors detailed from time to time in our other filings with the Securities and Exchange Commission, or SEC. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

     The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” and the other information incorporated by reference into this prospectus.

OUR COMPANY

We are a technology-oriented company with a mission to promote maintenance of a healthy metabolism and to reduce the harm associated with the use of tobacco at every level. Over the last several years, through our Rock Creek subsidiary, we have been engaged in:

•	the development, manufacture, sale and marketing of two nutraceutical, dietary supplements designed to promote the maintenance of a healthy metabolism: Anatabloc®, for anti-inflammatory support, and CigRx®, our tobacco alternative; and

•	the development of other nutraceutical, dietary supplements and pharmaceutical products, particularly products that have a botanical-based component and that are designed to treat a range of neurological conditions, including Alzheimer’s disease, Parkinson’s disease, schizophrenia, depression and tobacco dependence.

We also have continued our prior efforts relating to:

•	the development, implementation and licensing of the technology behind our proprietary StarCured® tobacco curing process, which substantially prevents the formation of carcinogenic toxins present in tobacco and tobacco smoke, primarily the tobacco-specific nitrosamines, or TSNAs;

•	the manufacture, sale, marketing and/or development of very low-TSNA dissolvable smokeless tobacco products that carry enhanced warnings beyond those required by the Family Smoking Prevention and Tobacco Control Act, or FDA Tobacco Act, including ARIVA® compressed powdered tobacco cigalett® pieces and STONEWALL Hard Snuff®, and modified risk tobacco products.

Since the incorporation of Rock Creek in 2007, we have been focused on utilizing certain alkaloids found in the tobacco plant and in other members of the Solanacea family of plants, such as potatoes, tomatoes and eggplants, initially to address issues related to the desire to smoke or use other traditional tobacco products. More recently, we have been focusing on the anti-inflammatory aspects of one of those alkaloids, anatabine. We believe our research and development efforts relating to the anatabine alkaloid has positioned us to utilize our technology to develop a range of non-nicotine dietary supplements and related pharmaceutical products that could be beneficial in maintaining a healthy metabolism and in treating a variety of diseases and conditions.

Since the 1990s, we also have sought to develop processes and products that significantly reduce the levels of toxins, principally TSNAs, in tobacco compared to traditional smoked and smokeless tobacco products. Our development of technology for reducing TSNA levels led us to focus on the development of tobacco-based pharmaceutical products and the non-nicotine dietary supplements that we are pursuing through Rock Creek. Given our long-term focus on reducing the levels of toxins in tobacco and the harm associated with tobacco use, we believe our proprietary technology designed to reduce the harm associated with tobacco use enables us to cure tobacco and develop tobacco-based products with the lowest TSNA levels in the tobacco industry and that, as a result, we are uniquely positioned to pursue a range of very-low TSNA tobacco products, including products designated as “modified risk products” under the FDA Tobacco Act, and licensing opportunities related to such products and underlying technology.

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THE OFFERING

This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 10,835,254 shares of our company’s common stock, $0.0001 par value per share, or common stock, which we refer to as the “Offering.” Of this amount, 4,200,000 shares of common stock are issuable upon exercise of warrants to purchase common stock issued by us on December 22, 2011, in a private placement that was exempt from the registration requirements of the federal and state securities laws, in which we sold to a selling stockholder named in this prospectus an aggregate of 4,200,000 warrants to purchase common stock, or the December 22 Warrants. We refer to this private placement as the “December 22 Private Placement.” Additionally, the remaining 6,635,254 shares of common stock in the Offering were issued by us on February 28, 2012, in private placements that were exempt from the registration requirements of the federal and state securities laws, in which we sold to the selling stockholder named in this prospectus an aggregate of 5,815,254 warrants to purchase common stock as consideration for the exercise of previously issued warrants for cash, or the First February 28 Warrants, and an aggregate of 410,000 shares of common stock, or the Shares, and 410,000 warrants to purchase common stock, or the Second February 28 Warrants. We refer to these private placements collectively as the “February 28 Private Placements.” We collectively refer to (i) the December 22 Warrants, First February 28 Warrants and Second February 28 Warrants as the “Warrants.” Further information about the (i) December 22 Private Placement and (ii) February 28 Private Placements, can be found in our current reports on Form 8-K filed with the SEC on December 28, 2011 and February 29, 2012, respectively. We are also registering for resale any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock.

The December 22 Agreement, First February 28 Agreement and Second February 28 Agreement

On December 22, 2011, we entered into a Securities Purchase and Registration Rights Agreement, or the December 22 Agreement, with an accredited investor, or the December 22 Investor, who held previously issued warrants for 4,200,000 shares of our common stock with an exercise price of $1.50 per share, or the December 22 Prior Warrants. Pursuant to the December 22 Agreement, in order to induce the December 22 Investor to immediately exercise the December 22 Prior Warrants, we sold to the December 22 Investor the December 22 Warrants, which have an exercise price of $2.32 per share, as consideration for the December 22 Investor’s immediate and full exercise of the December 22 Prior Warrants whereby the December 22 Investor purchased 4,200,000 shares of our common stock for gross proceeds to our company of $6,300,000. The December 22 Warrants are exercisable immediately and expire on December 22, 2016.

On February 28, 2012, we entered into a Securities Purchase Agreement and Registration Rights Agreement, or the First February 28 Agreement, with an accredited investor, or the February 28 Investor, who held previously issued warrants for 3,260,869 shares of our common stock with an exercise price of $2.00 per share and 2,554,385 shares of our common stock with an exercise price of $1.50 per share, or the February 28 Prior Warrants. Pursuant to the First February 28 Agreement, in order to induce the February 28 Investor to immediately exercise the February 28 Prior Warrants, we sold to the February 28 Investor the First February 28 Warrants, which have an exercise price of $4.05 per share, as consideration for the February 28 Investor’s immediate and full exercise of the February 28 Prior Warrants whereby the February 28 Investor purchased 5,815,254 shares of our common stock for gross proceeds to our company of $10,353,315. The First February Warrants are exercisable immediately and expire on February 28, 2017.

Additionally, on February 28, 2012, we entered into a Securities Purchase and Registration Rights Agreement, or the Second February 28 Agreement, with the February 28 Investor to sell the Shares at $4.05 per share and the Second February 28 Warrants, at an exercise price of $4.05 per share. The sale of the Shares and the Second February 28 Warrants resulted in gross proceeds to our company of $1,660,500. The Second February 28 Warrants are first exercisable on August 28, 2012 and expire on August 28, 2017.

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The offerings referred to above were made only to an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or the Securities Act. Our company relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder.

Additionally, pursuant to the December 22 Agreement, First February 28 Agreement and Second February 28 Agreement, we respectively agreed to register the resale of the Shares and the shares of common stock issuable upon exercise of the Warrants. This prospectus covers the resale by the selling stockholders of up to 10,835,254 shares of our common stock, the aggregate number of shares of our common stock represented by the Shares and the shares of our common stock issuable upon the exercise of the Warrants. We have agreed to keep the registration statement effective until such date that is the earlier of (i) the date as of which the Shares and all of the shares of common stock underlying the Warrants are eligible to be sold without restriction pursuant to Rule 144 (or any successor rule thereto) under the Securities Act and (ii) the date when the Shares and all of the shares of common stock underlying the Warrants offered hereby are sold. The selling stockholders may sell all, some or none of their shares in this Offering. See “Plan of Distribution” beginning on page 5 of this prospectus. On June 7, 2012, the last reported sale price of the common stock on the Nasdaq Global Market was $3.84 per share.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012, and as further updated by our subsequent Exchange Act filings we file with the SEC after the date of this prospectus and that are, in each case, incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus. We will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. However, 10,425,254 shares of common stock offered by this prospectus are issuable in the future upon the exercise of the Warrants, which are exercisable for cash. If the Warrants are fully exercised, we will receive gross cash gross proceeds of $34,956,287.70. We expect to use the proceeds from the exercise of the Warrants, if any, for general corporate purposes.

SELLING STOCKHOLDERS

Throughout this prospectus, when we refer to: (i) the shares of our common stock being registered for resale on behalf of the selling stockholders, we are collectively referring to (a) the Shares, which represent the 410,000 newly issued shares of our common stock purchased by the selling stockholder in connection with the February 28 Private Placement and (b) the shares of our common stock underlying the Warrants, which represent 10,425,254 shares of our common stock that may be purchased upon exercise by the selling stockholders of newly issued Warrants collectively purchased by the selling stockholders in connection with the December 22 Agreement, First February 28 Agreement and Second February 28 Agreement and (ii) the Offering, we are referring to the selling stockholders’ resale of the Shares and the 10,425,254 shares of our common stock issuable upon exercise of the Warrants. When we refer to the selling stockholders in this prospectus, we are collectively referring to the December 22 Investor and the February 28 Investor as identified in the table below.

3

The December 22 Private Placement and the February 28 Private Placements were exempt from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder. The December 22 Private Placement and the February 28 Private Placements were made only to an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, who represented his intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The selling stockholders have not had any position, office or material relationship with us within the past three years other than as stockholders. In satisfaction of our obligations under the December 22 Agreement, the First February 28 Agreement and the Second February 28 Agreement, the registration statement, of which this prospectus is a part, registers the resale of the Shares and the 10,425,254 shares of our common stock underlying the Warrants, in each case, acquired by the selling stockholders pursuant to the December 22 Agreement, the First February 28 Agreement and the Second February 28 Agreement.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Shares of common stock subject to warrants or options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. In calculating the percentage of shares beneficially owned by the selling stockholders after the Offering, we have based our calculations on 145,834,158 shares of common stock, the number of shares of our common stock deemed outstanding as of June 7, 2012.

The following table sets forth the (i) name of the selling stockholders, (ii) number of shares beneficially owned by the selling stockholders prior to and after the Offering, (iii) number of shares that may be offered under this prospectus by the selling stockholders and (iv) percentage of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our common stock that the selling stockholders may offer under this prospectus, and assumes the sale of all the Shares and the full cash exercise of all the Warrants held by the selling stockholders for shares of our common stock. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. The information is based on information provided by or on behalf of the selling stockholders. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information, all or a portion of the shares of common stock beneficially owned by the selling stockholders in transactions exempt from the registration requirements of the Securities Act. Based on the information provided to us, (i) the selling stockholders purchased their portion of the Shares, Warrants and shares of our common stock issuable upon exercise of the Warrants, as applicable, for investment purposes and for their own account and not for resale or with a view towards distribution thereof and (ii) at the time of the purchase of the Shares and Warrants, the selling stockholders had no agreement or understanding, directly or indirectly, with any person to distribute the Shares, Warrants or any shares of common stock acquired upon the exercise of the Warrants.

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	Shares of Common Stock		Shares Beneficially Owned
	Beneficially Owned Prior to the	Number of Shares	After the Offering(2)
Selling Stockholders(1)	Offering	Being Offered	Number	Percentage (%)
John McKeon and affiliates	16,715,254 (3)	10,835,254	6,290,000	4.31

(1)	Unless otherwise noted, the address for the above stockholders is c/o Star Scientific, Inc., 4470 Cox Road, Glen Allen, Virginia 23060.

(2)	The “Percentage Owned” calculations are based on the outstanding shares of common stock as of June 7, 2012.

(3)	Includes 5,450,000 shares of common stock and 5,815,254 shares currently issuable upon the exercise of the First February 28 Warrants held by Mr. McKeon. Does not include 410,000 shares that will become issuable upon the exercise of the outstanding Second February 28 Warrants held by Mr. McKeon which are first exercisable on August 28, 2012. Also includes 1,250,000 shares of common stock and 4,200,000 shares currently issuable upon the exercise of the December 22 Warrants held by JMB LLC. Mr. McKeon is President of JMB LLC and has voting and investment power of the shares and warrants owned by JMB LLC. The warrants described herein are subject to contractual restrictions which would prevent Mr. McKeon or JMB LLC from exercising the warrant to the extent that such exercise would cause Mr. McKeon and JMB LLC and any of their affiliates to collectively become the beneficial owner of more than 4.99% of the company’s common stock.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares and shares of common stock issuable upon the exercise of the Warrants on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the Shares or shares of common stock issuable upon exercise of the Warrants:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	in the over the counter market;

•	through options, swaps or derivatives;
•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

5

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all the shares of common stock respectively owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

We have agreed to keep the registration statement effective until such date that is the earlier of (i) the date as of which all of the Shares and shares of common stock underlying the Warrants are eligible to be sold without restriction pursuant to Rule 144 (or any successor rule thereto) under the Securities Act or (ii) the date when all of the Shares and shares of common stock underlying the Warrants offered hereby are sold. The selling stockholders may sell all, some or none of their shares in this Offering.

We are required to pay certain fees and expenses incurred incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for us by Robert E. Pokusa Esq., General Counsel and Secretary of the Company. Mr. Pokusa is the beneficial holder of 302,058 shares of our common stock.

EXPERTS

Cherry, Bekaert & Holland, L.L.P., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K, for the year ended December 31, 2011, filed on March 15, 2012, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in accounting and auditing.

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INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 15, 2012;

•	our Current Report on Form 8-K, filed on February 29, 2012; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A12B/A, filed on June 21, 2001.

We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the Offering (other than any information that is not deemed filed under the Exchange Act). To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to Star Scientific, Inc., Attention: Investor Relations, 4470 Cox Road, Suite 110, Glen Allen, VA 23060 (telephone number is (804) 527-1970). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated by reference into, or deemed to be incorporated by reference into, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference into, or is deemed to be incorporated by reference into, this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Securities and Exchange Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC Internet site is www.sec.gov. You may also view our filings with the SEC on our internet site at www.starscientific.com. The information on our website is not incorporated by reference into this prospectus.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

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STAR SCIENTIFIC, INC.

10,835,254 SHARES OF COMMON STOCK

PROSPECTUS

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or document incorporated by reference is accurate as of any date other than the date on the front of the relevant document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the shares of common stock being registered. All of the amounts shown are estimates except the SEC registration fee.

Amount
SEC Registration Fee	$4,186.36
*Legal Fees and Expenses	$2,500.00
*Accounting Fees and Expenses	$2,500.00
*Miscellaneous Expenses	$500.00

*Total	$9,686.36

*	Estimated

ITEM 15. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Our Seventh Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law. Our Amended and Restated Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act.

The Company has entered into indemnification agreements with its directors and certain of its officers which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance.

ITEM 16. EXHIBITS.

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1) (ii) above may be contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Henrico, of the Commonwealth of Virginia, on this 12th day of June, 2012.

STAR SCIENTIFIC, INC.
By:	/S/ JONNIE R. WILLIAMS
Jonnie R. Williams
Chief Executive Officer

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below hereby constitutes and appoints Jonnie R. Williams, Paul L. Perito, Park A. Dodd III and Robert E. Pokusa, or any of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Jonnie R. Williams	Chief Executive Officer and Director	June 12, 2012
Jonnie R. Williams	(Principal Executive Officer)

/s/ Paul L. Perito	Chairman of the Board, President and	June 12, 2012
Paul L. Perito	Chief Operating Officer

/s/ Park A. Dodd III	Chief Financial Officer	June 12, 2012
Park A. Dodd III	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher C. Chapman	Director	June 12, 2012
Christopher C. Chapman

/s/ Neil L. Chayet	Director	June 12, 2012
Neil L. Chayet

/s/ Burton J. Haynes	Director	June 12, 2012
Burton J. Haynes

/s/ Mario V. Mirabelli	Director	June 12, 2012
Mario V. Mirabelli

EXHIBIT INDEX

Number	Exhibit
4.1	Specimen Stock Certificate for shares of common stock, par value $0.0001(1)

4.2	Securities Purchase and Registration Rights Agreement, dated December 22, 2011, by and between Star Scientific, Inc. and the Investor party thereto, including the form of warrant attached as Exhibit A thereon. (2)

4.3	Securities Purchase and Registration Rights Agreement, dated February 28, 2012, by and between Star Scientific, Inc. and the Investor party thereto, including the form of warrant attached as Exhibit A thereon. (3)

4.4	Securities Purchase and Registration Rights Agreement, dated February 28, 2012, by and between Star Scientific, Inc. and the Investor party thereto, including the form of warrant attached as Exhibit A thereon. (4)

5.1	Opinion of Robert E. Pokusa Esq. as to the legality of the securities being offered

23.1	Consent of Robert E. Pokusa Esq. (contained in Exhibit 5.1)

23.2	Consent of Cherry, Bekaert & Holland, L.L.P.

24.1	Powers of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to Exhibit 4.3 to our company’s Registration Statement on Form S-3 filed on April 28, 2005.

(2) (3) (4)

Incorporated by reference to Item 9.01 of our Current Report on Form 8-K filed on December 28, 2011.

Incorporated by reference to Exhibit 10.1 of our company’s Quarterly Report on Form 10-Q filed on May 10, 2012.

Incorporated by reference to Exhibit 10.2 of our company’s Quarterly Report on Form 10-Q filed on May 10, 2012.